                           SCHEDULE 14A INFORMATION


               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Filed by the Registrant [_]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]    Preliminary Proxy Statement
[X]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[_]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                      Dairy Mart Convenience Stores, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                      Charles Nirenberg
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[_]    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
       or Item 22(a)(2) of Schedule 14A.
[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[_]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)   Title of each class of securities to which transaction applies: N/A
       2)   Aggregate number of securities to which transaction applies: N/A
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:* N/A
       4)   Proposed maximum aggregate value of transaction: N/A
       5)   Total fee paid: N/A

       *Set forth the amount on which the filing fee is calculated and state how it was determined.


[X]    Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid: N/A
       2)   Form, Schedule or Registration Statement No.: N/A
       3)   Filing Party: N/A
       4)   Date Filed: N/A

                               CHARLES NIRENBERG
                           C/O FIRST MERCHANTS GROUP
                          DEVONSHIRE PLACE, SUITE 106
                              48 HOLY FAMILY ROAD
                               HOLYOKE, MA 01040

                                                               October 24, 1995

Dear Class A Dairy Mart Stockholder:

  Please find enclosed the proxy statement concerning my campaign to elect five Class B Directors, including myself, at the October 31, 1995 Annual Meeting. I am also recommending a vote FOR The 1995 Outside Directors Plan (Proposal 2), but AGAINST The 1995 Award Plan (Proposal 3). Because I am not seeking the election of any Class A Directors, I am not soliciting your vote. I do, however, urge you to vote AGAINST Proposal 3 on management's proxy card.

  As I have written you previously, my goal in this campaign is to restore our company to levels of profitability and long-term stockholder value which reflect its true strength and vitality. As the founder and largest stockholder of the company, I am particularly concerned about this goal and have the experience and knowledge to accomplish it.

  The current composition of the Board must be changed if our company is to provide long-term stockholder value. The current Board's strategic plan has produced some short-term gains, but provides for an expansion plan which is too aggressive for our company's capital base. In addition, labor costs and overhead are significantly higher than the industry norm. A new strategic plan, calling for a rate of expansion appropriate for our capital base and aggressive cost cutting, will bring about long-term value and avoid short-term gimmicks.

  MY GOAL IS TO RESTORE OUR COMPANY, NOT DISRUPT IT. SINCE I CONTROL OVER 50% OF THE OUTSTANDING SHARES OF CLASS B COMMON STOCK, MY NOMINEES SHOULD BE ELECTED AND GIVE US CONTROL OF THE SEVEN-MEMBER BOARD. Because I have not nominated any Class A directors, I am not soliciting your vote. Nevertheless, I urge you to send a message to management by voting AGAINST the 1995 Award Plan on management's proxy card.

  If you have any questions, please do not hesitate to call Georgeson & Company Inc., the company assisting me in the solicitation, toll-free, at 1-800-223-2064.

                                          Thank you for your support.

                                          Charles Nirenberg

                               CHARLES NIRENBERG
                           C/O FIRST MERCHANTS GROUP
                          DEVONSHIRE PLACE, SUITE 106
                              48 HOLY FAMILY ROAD
                               HOLYOKE, MA 01040

                                                               October 24, 1995

Dear Fellow Class B Stockholder:

  Please find enclosed the proxy statement and BLUE proxy card concerning my campaign to elect five Class B Directors, including myself, at the October 31, 1995 Annual Meeting. I strongly urge you to sign, date and return the enclosed BLUE proxy card in the postage paid envelope provided with a vote FOR my nominees (Proposal 1) and the 1995 Outside Directors Plan (Proposal 2), but AGAINST The 1995 Award Plan (Proposal 3).

  As I have written you previously, my goal in this campaign is to restore our company to levels of profitability and long-term stockholder value which reflect its true strength and vitality. As the founder and largest stockholder of the company, I am particularly concerned about this goal and have the experience and knowledge to accomplish it.

  The current composition of the Board must be changed if our company is to provide long-term stockholder value. The current Board's strategic plan has produced some short-term gains, but provides for an expansion plan which is too aggressive for our company's capital base. In addition, labor costs and overhead are significantly higher than the industry norm. A new strategic plan, calling for a rate of expansion appropriate for our capital base and aggressive cost cutting, will bring about long-term value and avoid short-term gimmicks.

  MY GOAL IS TO RESTORE OUR COMPANY, NOT DISRUPT IT. I STRONGLY URGE YOU TO RETURN THE ENCLOSED BLUE PROXY CARD WITH YOUR VOTE AS SOON AS POSSIBLE. SINCE I CONTROL OVER 50% OF THE OUTSTANDING SHARES OF CLASS B COMMON STOCK, MY NOMINEES SHOULD BE ELECTED AND GIVE US CONTROL OF THE SEVEN-MEMBER BOARD. IT IS IMPORTANT, HOWEVER, TO SEND A MESSAGE TO CURRENT MANAGEMENT BY RETURNING THE ENCLOSED BLUE PROXY CARD WITH YOUR VOTE.

  If you have any questions, or require any assistance in voting your shares, please do not hesitate to call Georgeson & Company Inc., the company assisting me in the solicitation, toll-free, at 1-800-223-2064.

                                          Thank you for your support.

                                          Charles Nirenberg

IF YOUR SHARES ARE HELD IN THE NAME OF A BANK OR BROKERAGE FIRM, ONLY THAT FIRM
                   CAN EXECUTE A PROXY CARD ON YOUR BEHALF.

  PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS
                                    FOR THE

                                      BLUE
                   PROXY CARD TO BE EXECUTED ON YOUR BEHALF.

   IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR SHARES, PLEASE
         CONTACT THE FIRM ASSISTING US IN THE SOLICITATION OF PROXIES:

                            GEORGESON & COMPANY INC.
                               WALL STREET PLAZA
                            NEW YORK, NEW YORK 10005

                           TOLL FREE: 1-800-223-2064
                       BANKS & BROKERS CALL: 212-440-9800

--------------------------------------------------------------------------------
                      1995 ANNUAL MEETING OF STOCKHOLDERS
                    OF DAIRY MART CONVENIENCE STORES, INC.
                               OCTOBER 31, 1995
--------------------------------------------------------------------------------


                                PROXY STATEMENT
                                      OF
                               CHARLES NIRENBERG



     This Proxy Statement and the enclosed BLUE proxy card are furnished in connection with the solicitation of proxies by Charles Nirenberg for use at the 1995 Annual Meeting of Stockholders of Dairy Mart Convenience Stores, Inc., a Delaware corporation (the "Company"), to be held on Tuesday, October 31, 1995 at 10:00 a.m. at the Sheraton Hartford Hotel located at 315 Trumbull Street, Hartford, Connecticut, and any adjournment thereof (the "Annual Meeting"). The principal executive offices of the Company are located at One Vision Drive, Enfield, Connecticut 06082.

     At the Annual Meeting, stockholders entitled to vote thereat will be asked to consider and vote upon (i) a proposal to elect directors, (ii) a proposal to adopt the Dairy Mart Convenience Stores, Inc. 1995 Stock Option Plan for Outside Directors (the "1995 Outside Directors Plan"), (iii) a proposal to adopt the Dairy Mart Convenience Stores, Inc. 1995 Stock Option and Incentive Award Plan (the "1995 Award Plan") and (iv) a proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending February 3, 1996. With respect to the proposal to elect directors, at the Annual Meeting a Board of seven (7) directors is to be elected for a term expiring upon the 1996 Annual Meeting of Stockholders of the Company and the due election and qualification of their successors. Two of the directors (the "Class A Directors") are to be elected by the holders of the Company's Class A Common Stock, par value $.01 per share ("Class A Common Stock"), and five of the directors ("Class B Directors") are to be elected by the holders of the Company's Class B Common Stock, par value $.01 per share ("Class B Common Stock"). Charles Nirenberg is soliciting proxies pursuant to this Proxy Statement, among other things, to elect Charles Nirenberg, Mitchell J. Kupperman, M. Howard Jacobson, Joseph F. Leonardo and Thomas O'Brien (collectively, the "Nirenberg Nominees") as Class B Directors.

     Unless revoked prior to the Annual Meeting, all proxies received by Charles Nirenberg will be voted at the Annual Meeting in accordance with the specifications indicated by each stockholder thereon or, in the absence of such specifications, in favor of the election of the Nirenberg Nominees as Class B Directors, in favor of the proposal to adopt the 1995 Outside Directors Plan, against the proposal to adopt the 1995 Award Plan and in favor of the proposal to ratify the selection of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending February 3, 1996, and, with respect to any other business which may properly come before the Annual Meeting, in the discretion of Charles Nirenberg.

     The record date for determining stockholders entitled to notice of and to vote at the Annual Meeting is September 29, 1995 (the "Record Date"). As of the close of business on the Record Date, there were 2,797,387 shares of Class A Common Stock and 2,783,060 shares of Class B Common Stock issued and outstanding.

     This Proxy Statement and the enclosed BLUE proxy card are first being furnished to stockholders of the Company on or about October 24, 1995. The principal executive office of Charles Nirenberg is located at c/o First Merchants Group, Devonshire Place, Suite 106, 48 Holy Family Road, Holyoke, MA 01040.

               THE NIRENBERG NOMINEES SUPPORT THE RESTRUCTURING
                          OF THE COMPANY'S MANAGEMENT

     All of the Nirenberg Nominees are committed to the restructuring of the Company's management, including the replacement of the Company's Chief Executive Officer. If elected, the Nirenberg Nominees will, subject in all respects to their fiduciary duties, seek to cause the Board to restructure the management of the Company by, among other things, terminating the employment of the Company's Chief Executive Officer and electing as his successor Charles Nirenberg, and reviewing other senior management positions. The Nirenberg Nominees anticipate that, after completing such review, recommendations as to the retention or dismissal of other members of senior management will be made to the full Board. Such recommendations will be based on factors including, without limitation, merit and the ability to work effectively as a team. The Nirenberg Nominees presently also anticipate that Joseph F. Leonardo would be recommended for appointment as President of the Company, and that, in such position, Mr. Leonardo would be in charge of the management of the day-to-day affairs of the Company. If elected, the Nirenberg Nominees will, subject in all respects to their fiduciary duties, seek to cause the Board to implement all recommendations made by the Nirenberg Nominees concerning the retention or dismissal of other members of senior management and the appointment of Mr. Leonardo as President of the Company.

     As discussed in more detail in "BACKGROUND AND REASONS FOR THE SOLICITATION; CERTAIN LEGAL PROCEEDINGS" below, Mr. Nirenberg has been dissatisfied with the financial performance of the Company for some time. Concerned about the Company's financial performance and about protecting the value of his large economic interest in the Company, Mr. Nirenberg, who is a director of the Company and, through certain partnership interests, is the majority stockholder of the Company, has sought an active role in making decisions about the conduct of the Company's business. The current Board and senior management have, to date, not allowed Mr. Nirenberg to play a significant and active role in making decisions about the conduct of the Company's business, nor have they implemented any of the suggestions and proposals made by Mr. Nirenberg for purposes of improving the financial performance of the Company.

     Mr. Nirenberg believes that management's current expansion program for the Company is too aggressive given the Company's current capital base. The current expansion program has resulted in levels of capital expenditures that are too high and the return earned by the Company and its stockholders on such capital expenditures has not been adequate. Moreover, the Company has overhead costs that exceed the industry average. If the Nirenberg Nominees are elected and Mr. Nirenberg is appointed Chief Executive Officer of the Company, Mr. Nirenberg intends to scale-back (but not eliminate) the Company's current expansion program and to reduce overhead costs. Although Mr. Nirenberg has not yet formulated a specific plan for accomplishing such objectives, Mr. Nirenberg is confident that such objectives can be accomplished and that the Company's profitability will improve as a result thereof.

     If, like Mr. Nirenberg, you believe that the Board and the Company's senior management should be responsive to suggestions and proposals made by stockholders, particularly the Company's majority stockholder, with respect to the conduct of the Company's business, Mr. Nirenberg urges you to vote your BLUE proxy card FOR each of the Nirenberg Nominees.

     CHARLES NIRENBERG URGES YOU TO SIGN, DATE AND RETURN THE ENCLOSED BLUE PROXY CARD TO VOTE FOR THE ELECTION OF THE NIRENBERG NOMINEES.

     A VOTE FOR THE NIRENBERG NOMINEES WILL PROVIDE YOU, AS THE OWNERS OF THE COMPANY, WITH REPRESENTATIVES ON THE BOARD WHO ARE COMMITTED TO THE RESTRUCTURING OF THE COMPANY'S MANAGEMENT, INCLUDING THE REPLACEMENT OF THE COMPANY'S CHIEF EXECUTIVE OFFICER.

     CHARLES NIRENBERG URGES YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY THE COMPANY RELATING TO, AMONG OTHER THINGS, THE ELECTION OF CLASS B DIRECTORS. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PROXY BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING TO CHARLES
                     ----------------------
NIRENBERG, C/O GEORGESON & COMPANY, INC. ("GEORGESON") AT WALL STREET PLAZA, 88 PINE STREET, NEW YORK, NEW YORK 10005, OR BY VOTING IN PERSON AT THE ANNUAL MEETING. SEE "PROXY PROCEDURES" BELOW.

     On October 20, 1995, Mr. Nirenberg was notified that the holders of at least 25% of the principal amount outstanding under the Company's 10 1/4% Senior Subordinated Notes due 2004 (the "Notes") had instructed the trustee under the Indenture relating to the Notes (the "Indenture") to send a notice of default to the Company. It is Mr. Nirenberg's understanding, based on discussions with certain holders of the Notes, management, the Company's counsel and counsel for the holders of the Notes, that the alleged default relates to the Company's failure to offer to redeem all of the Notes during the fall of 1994 on account of an alleged change of control of the Company. It is also Mr. Nirenberg's understanding that certain of the holders of the Notes believe that such alleged change of control under the terms of the Indenture was caused by the withdrawal of Frank Colaccino as the managing partner of DM Management Associates, the predecessor general partner of DM Associates Limited Partnership, the largest stockholder of the Company.

     Mr. Nirenberg is concerned that the asserted default by certain holders of the Notes could have a material adverse effect on the Company. Mr. Nirenberg is of the opinion that the process of negotiating with the holders of the Notes, other creditors of the Company and their respective advisors would be facilitated and expedited if the dispute between Mr. Nirenberg and existing management could be resolved prior to the Annual Meeting. Accordingly, Mr. Nirenberg is in current discussions with the Company's senior executives regarding various alternatives to resolving their dispute. There can be no certainty that these discussions between Mr. Nirenberg and the Company will result in an agreement between Mr. Nirenberg and current management to settle their dispute. Accordingly, Mr. Nirenberg is proceeding with this solicitation under the assumption that there will be no settlement between him and the Company's management.


                   VOTING RIGHTS, QUORUM AND REQUIRED VOTES

     Holders of both classes of Common Stock vote or consent as a single class on all matters, except for the election of directors. On those matters on which the holders of Class A Common Stock and the holders of Class B Common Stock vote together as a single class, the holders of Class B Common Stock have one vote per share and the holders of Class A Common Stock have one-tenth of a vote per share. With respect to the election of directors, holders of Class A Common Stock are entitled to elect 25% of the directors on the Board (rounded to the nearest whole number) to be elected by the holders of Common Stock, so long as the number of outstanding shares of Class A Common Stock is at least 10% of the total number of outstanding shares of both classes of Common Stock. The holders of Class B Common Stock elect the remaining directors to be elected by the holders of Common Stock, so long as the number of outstanding shares of Class B Common Stock is at least 12.5% of the total number of shares outstanding of both classes of Common Stock. Since the number of shares of outstanding Class A Common Stock and Class B Common Stock on the Record Date was greater than 10% and 12.5%, respectively, of the total number of then outstanding shares of both classes of Common Stock and since the total number of directors that constitute the Board has been fixed at seven (7) directors , the holders of Class A Common Stock are entitled to elect two (2) of the seven (7) directors to be elected at the Annual Meeting and the holders of Class B Common Stock are entitled to elect the remaining five (5) directors at the Annual Meeting.

     Under Delaware law and pursuant to the Company's Amended and Restated By-Laws, the presence in person or by proxy of the holders of a majority of the combined voting power of both classes of Common Stock entitled to vote at the Annual Meeting is necessary for a quorum to transact business for matters as to which both classes of Common Stock vote together, including the proposal to adopt the 1995 Outside Directors Plan, the proposal to adopt the 1995 Award Plan and the proposal to ratify the appointment of

Arthur Andersen LLP as the Company's independent accountants. With respect to matters as to which each class is entitled to vote separately, including the election of directors by the respective classes, the presence in person or by proxy of the holders of one-third of the shares of Common Stock of the applicable class present in person or by proxy is necessary for a quorum to transact such business.

     In order for any nominee for election as a Class A Director to be elected as such at the Annual Meeting, such nominee must receive the affirmative vote of a plurality of the votes cast by the holders of Class A Common Stock represented in person or by proxy at the Annual Meeting, voting separately as a class. In order for any nominee for election as a Class B Director to be elected as such at the Annual Meeting, such nominee must receive the affirmative vote of a plurality of the votes cast by the holders of Class B Common Stock represented in person or by proxy at the Annual Meeting, voting separately as a class. In order for each of the proposals relating to the adoption of the 1995 Outside Directors Plan, the adoption of the 1995 Award Plan and the ratification of the appointment of Arthur Andersen & Co. to be approved at the Annual Meeting, the affirmative vote of the holders of a majority of the combined voting power of both classes of Common Stock present in person or by proxy at the Annual Meeting is necessary.

     Broker non-votes (i.e., shares held of record by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote as to the manner in which such shares should be voted on a particular proposal and (ii) the broker or nominee does not have discretionary voting power on such particular proposal) and proxies that withhold authority to vote for the election of any nominee as a director or that reflect abstentions will be deemed present for the purpose of determining the presence of a quorum for the transaction of business. Broker non-votes and proxies that withhold authority to vote for the election of any nominee as a director will have no effect on the outcome of voting on any proposal to elect nominees as directors. Broker non-votes and abstentions with respect to any other proposal to be voted on at the Annual Meeting will have the effect of a vote against such proposals.

                               PROXY PROCEDURES

     IN ORDER FOR YOUR VIEWS ON THE ABOVE-DESCRIBED PROPOSALS TO BE REPRESENTED AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED BLUE PROXY CARD AND RETURN IT TO CHARLES NIRENBERG, C/O GEORGESON & COMPANY, INC. AT WALL STREET PLAZA, 88 PINE STREET, NEW YORK, NEW YORK 10005, IN THE ENCLOSED ENVELOPE IN TIME TO BE VOTED AT THE ANNUAL MEETING. Execution of the BLUE proxy card will not affect your right to attend the Annual Meeting and to vote in person. Any proxy may be revoked at any time prior to the Annual Meeting by delivering a written notice of revocation or a later dated proxy for the Annual Meeting to Charles Nirenberg, or by voting in person at the Annual Meeting. ONLY THE LATER OF YOUR LATEST DATED PROXY OR PERSONAL VOTE AT THE ANNUAL MEETING WILL BE COUNTED AMONG THE VOTES VOTED AT THE ANNUAL MEETING.

     Only stockholders of record as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. If you were a stockholder of record at the close of business on the Record Date, you will retain your voting rights for the Annual Meeting even if you sell your shares after the Record Date. ACCORDINGLY, IT IS IMPORTANT THAT YOU VOTE THE SHARES HELD BY YOU ON THE RECORD DATE, OR GRANT A PROXY TO VOTE SUCH SHARES ON THE BLUE PROXY CARD, EVEN IF YOU SELL SUCH SHARES AFTER THE RECORD DATE.

     If any of your shares are held in the name of a brokerage firm, bank, bank nominee or other institution at the close of the Record Date, only such institution can vote such shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute on your behalf the BLUE proxy card.

                            PRINCIPAL SHAREHOLDERS

     Information concerning beneficial ownership of the Company's Common Stock by each shareholder (other than the Nirenberg Nominees and their associates) that is the beneficial owner of 5% or more of either class of Common Stock as of September 18, 1995 is hereby incorporated by reference to the section captioned "Principal Shareholders" in the Company's proxy statement relating to the Annual Meeting. See "Ownership of Equity Securities by the Nirenberg Nominees and their Associates" for information concerning beneficial ownership of the Company's Common Stock by each of the Nirenberg Nominees and their respective associates.


                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

STRUCTURE OF THE BOARD OF DIRECTORS AND MANAGEMENT'S NOMINEES

     The Company currently has a Board of seven (7) directors, consisting of two Class A Directors and five Class B Directors, whose terms expire upon the due election and qualification of their successors at the Annual Meeting. At the Annual Meeting, a new Board of seven directors is to be elected for a term expiring upon the 1996 Annual Meeting of Stockholders of the Company and the due election and qualification of their successors. Of the seven directors to be elected at the Annual Meeting, two will be Class A Directors to be elected by the holders of Class A Common Stock and five will be Class B Directors to be elected by the holders of Class B Common Stock.

     Management and the current Board of Directors of the Company have nominated Messrs. Frank W. Barrett, and John W. Everets, Jr. for election as Class A Directors ("Dairy Mart's Class A Nominees") and Messrs. Gregory G. Landry, Robert B. Stein, Jr., Theodore W. Leed, Truby G. Proctor, Jr. and J. Kermit Birchfield for election as Class B Directors ("Dairy Mart's Class B Nominees"). Messrs. Barrett, Everets, Landry, Leed and Stein are current members of the Board of Directors of the Company (the "Board"), with Messrs. Barrett and Leed being the current Class A Directors and Messrs. Everets, Landry and Stein being three of the current five Class B Directors. Messrs. Charles Nirenberg and Mitchell J. Kupperman are the other two current Class B Directors but they have not been nominated for reelection by management and the current Board. Instead, management and the current Board have nominated Messrs. Birchfield and Proctor for election as Class B Directors in lieu of Messrs. Nirenberg and Kupperman.

NIRENBERG'S NOMINEES FOR ELECTION AS CLASS B DIRECTORS

     In lieu of Dairy Mart's Class B Nominees, Charles Nirenberg proposes that the Company's Class B stockholders elect Charles Nirenberg, Mitchell J. Kupperman, M. Howard Jacobson, Joseph F. Leonardo and Thomas O'Brien (collectively, the "Nirenberg Nominees") as the five Class B Directors of the Company at the Annual Meeting. Each Nirenberg Nominee, if elected, will hold office until the 1996 Annual Meeting of Stockholders of the Company and his successor has been duly elected and qualified or until the earlier of his death, resignation or removal.

     Election of each Nirenberg Nominee at the Annual Meeting will require the affirmative vote of a plurality of the votes cast for the election of Class B Directors by the holders of Class B Common Stock present in person or represented by proxy at the Annual Meeting, voting separately as a class. Accordingly, of the Nirenberg Nominees and Dairy Mart's Class B Nominees, those five nominees that receive the most votes cast at the Annual Meeting for the election of Class B Directors by the holders of Class B Common Stock present in person or represented by proxy at the Annual Meeting, voting separately as a class, will be elected as the Class B Directors.

     Messrs. Nirenberg and Kupperman, through certain of their affiliates, have the power to direct the voting of shares of Class B Common Stock representing 50% of the total combined voting power of all outstanding shares of Class A Common Stock and Class B Common Stock, and approximately 54% of the total voting power of the outstanding shares of Class B Common Stock. See "Ownership of Equity Securities by the Nirenberg Nominees and their Associates" and "CERTAIN INFORMATION REGARDING DM ASSOCIATES." Accordingly, the election of the Nirenberg Nominees at the Annual Meeting is virtually assured. Nevertheless, Mr. Nirenberg is soliciting proxies hereunder because he believes that it is a suitable and effective method for communicating his views and intentions to other stockholders of the Company.

     The accompanying BLUE proxy card will be voted at the Annual Meeting in accordance with your instructions on such card. You may vote FOR the election of the Nirenberg Nominees by marking the proper box on the BLUE proxy card. You may also withhold your vote for any of the Nirenberg Nominees by writing the name of such nominee in the space provided on the BLUE proxy card. IF NO MARKING IS MADE AND YOU HAVE SIGNED AND DATED THE PROXY CARD, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE THE SHARES REPRESENTED BY THE BLUE PROXY CARD FOR THE ELECTION OF ALL OF THE NIRENBERG NOMINEES.

     Charles Nirenberg believes that it is in your best interest to elect the Nirenberg Nominees at the Annual Meeting. ALL OF THE NIRENBERG NOMINEES ARE COMMITTED TO THE RESTRUCTURING OF THE COMPANY'S MANAGEMENT, INCLUDING THE REPLACEMENT OF THE COMPANY'S CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER.

     CHARLES NIRENBERG STRONGLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NIRENBERG NOMINEES.

     Except as otherwise disclosed in this Proxy Statement, none of the Nirenberg Nominees or any of their respective associates (i) has any arrangements or understandings with any person or persons with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates may be a party; (ii) has carried on any occupation or employment with the Company or any corporation or organization which is or was a parent, subsidiary or other affiliate of the Company; (iii) has received any cash compensation, cash bonuses, deferred compensation, compensation pursuant to plans, or other compensation, from, or in respect of, services rendered to or on behalf of the Company; (iv) since January 1, 1994, has engaged in or has a direct or indirect material interest in any transaction or series of similar transactions to which the Company or any of its subsidiaries was or is to be a party in which the dollar amount involved exceeded, or is expected to exceed, $60,000 in the aggregate; (v) since January 1, 1994, has been indebted to the Company or any of its subsidiaries in an amount in excess of $60,000; or (vi) is a party adverse to the Company or any of its subsidiaries in any material proceedings or has a material interest adverse to the interest of the Company or any of its subsidiaries in any such proceedings. Except as otherwise disclosed in this Proxy Statement, no family relationship exists among the Nirenberg Nominees or between any of the Nirenberg Nominees and any director or executive officer of the Company.

     Messrs. Nirenberg and Kupperman have initiated litigation against the Company and certain members of the current Board. See "BACKGROUND AND REASONS FOR THE SOLICITATION; CERTAIN LEGAL PROCEEDINGS."

ADVANCE NOTIFICATION OF PROPOSED NOMINATIONS OF DIRECTORS BY SHAREHOLDERS

     In addition to the right of the Board to make nominations of persons for election as directors, nominations may be made at a meeting of shareholders by any shareholder of the Company entitled to vote for the election of directors at the meeting, provided that such shareholder complies with certain advance notice procedures set forth in the Company's Certificate of Incorporation. Advance notification of such proposed nominations by a shareholder must be given pursuant to timely notice in writing to the Chairman of the Nominations Committee of the Board.

     To be timely, a shareholder's notice must be delivered to, or mailed and received by, the Chairman of the Nominations Committee of the Board in care of the Secretary of the Company at the principal executive offices of the Company not less than 14 days nor more than 60 days prior to the meeting of shareholders called for the election of directors; provided, however, that if fewer than 21 days notice of the date of the meeting is given to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to shareholders. A shareholder's notice must set forth as to each person whom the shareholder proposes to nominate for election or re-election as a director: (i) the name, age, business address, and, if known, residence address of such person, (ii) the principal occupation or employment of such person,
(iii) the class and number of shares of stock of the Company that are beneficially owned by such person, and (iv) any other information reasonably requested by the Company.

     On September 30, 1995, Mr. Nirenberg gave advance written notice, as required by the provisions of the Company's Certificate of Incorporation described above, of his intention to nominate the Nirenberg Nominees for election as Class B Directors at the Annual Meeting. In order to comply with certain provisions of the Company's Certificate of Incorporation that require that nominations for elections of directors that are proposed to be made by a shareholder may be made only at a meeting of shareholders called for the election of directors at which the nominating shareholder is present in person or by proxy, Mr. Nirenberg expects that he will be present at the Annual Meeting in person for purposes of formally nominating the Nirenberg Nominees for election as Class B Directors.

INFORMATION AS TO THE NIRENBERG NOMINEES

     There is shown below for each Nirenberg Nominee, as reported to Mr. Nirenberg, the name, age and family relationship, if any, with any other Nirenberg Nominee, or with any director or officer of the Company; the principal occupation and employment over at least the last five years; the position, if any, with the Company; the period of service as a director of the Company; and certain other directorships held.


NAME                      AGE        OFFICES HELD                DIRECTOR SINCE
----                      ---        ------------                --------------

Charles Nirenberg          71         Director                   1972

Mitchell J. Kupperman      43         Executive Vice President-  1988
                                      Human Resources,
                                      Secretary and Director

M. Howard Jacobson         62         None                       New Nominee

Joseph F. Leonardo         47         None                       New Nominee

Thomas O'Brien             56         None                       New Nominee


     CHARLES NIRENBERG. Mr. Nirenberg is the founder of the Company. He served as Chief Executive Officer and President from the formation of the Company in 1957 through January 1989, when he resigned as President. In March 1992 Mr. Nirenberg resigned as Chief Executive Officer. He has served as a Director of the Company from 1957 through the present. He became Chairman of the Company on 1992 and served in that capacity until August 10, 1995, when he was removed by the Company on account of action taken by Messrs. Nirenberg and Kupperman to elect Class B Directors by written consent without a meeting and certain litigation commenced by Messrs. Nirenberg and Kupperman against the Company and certain members of the current Board. See "BACKGROUND

AND REASONS FOR THE SOLICITATION; CERTAIN LEGAL PROCEEDINGS." Mr. Nirenberg is Mr. Kupperman's father-in-law.

     MITCHELL J. KUPPERMAN. Mr. Kupperman joined the Company in 1983 as Director of Human Resources and was named Vice President-Human Resources in 1985. He was elected Executive Vice President-Human Resources and Secretary of the Company in 1989 and has served in such positions through the present. In August 1995, Mr. Kupperman was placed on leave of absence from the Company on account of action taken by Messrs. Nirenberg and Kupperman to elect Class B Directors by written consent without a meeting and certain litigation commenced by Messrs. Nirenberg and Kupperman against the Company and certain members of the current Board. See "BACKGROUND AND REASONS FOR THE SOLICITATION; CERTAIN LEGAL PROCEEDINGS." Mr. Kupperman is Mr. Nirenberg's son-in-law.

     M. HOWARD JACOBSON. Mr. Jacobson is currently a Senior Advisor of Bankers Trust, The Private Bank, which position he has held since 1991. From 1989 to 1991, he was a Senior Advisor of Prudential-Bache Capital Funding. During the period from 1957 to 1986, Mr. Jacobson was President, Treasurer and a director of Idle Wild Foods, Inc. Mr. Jacobson is a director of the following companies:
Allmerica P&C Companies; Boston Chicken, Inc.; Cyplex; Immulogic Pharmaceutical Corporation; Stoneyfield Farm, Inc.; Wyman-Gordon Company. Additionally, Mr. Jacobson serves as an Advisory Director of Lily Transportation Corporation.

     JOSEPH F. LEONARDO. Since 1992, Mr. Leonardo has been President and Chief Executive Officer of Leonardo Management Corporation, which provides consulting services in strategic planning, operations, finance and marketing to the convenience store industry. Prior to forming Leonardo Management Corporation, Mr. Leonardo served as President and Chief Executive Officer of TOC Retail Inc. from 1988 to 1992, and served as President of Charter Marketing Company from 1983 to 1988. Mr. Leonardo served as Chairman of the Board of the National Association of Convenience Stores during the 1993-94 term.

     THOMAS O'BRIEN. Mr. O'Brien has been Dean of the University of Massachusetts School of Management since 1987. Mr. O'Brien was the Chief Financial Officer of Harvard University from 1977 to 1987 and was Director of Financial Systems at Harvard University from 1975 to 1976. From 1973 to 1974, Mr. O'Brien was the Director of the Office of State Planning and Management of the Commonwealth of Massachusetts. Mr. O'Brien is a Trustee Emeritus of Tufts University and a director of the Student Loan Marketing Association and of Business Mortgage Investors, Inc.


OWNERSHIP OF EQUITY SECURITIES BY THE NIRENBERG NOMINEES AND THEIR ASSOCIATES

     The table on the next page sets forth information as of September 29, 1995, as reported to Mr. Nirenberg, as to the beneficial ownership of each class of Common Stock of the Company by each Nirenberg Nominee, each associate of a Nirenberg Nominee and by all Nirenberg Nominees and their associates as a group.

                                                             Percent of                             Percent of
                                                              Class A                                Class B
                                         Shares of             Common           Shares of             Common
                                       Class A Common          Stock          Class B Common          Stock
                                        Stock Owned          Outstanding       Stock Owned         Outstanding
              Name and                  Beneficially            as of          Beneficially           as of
     Principal Business Address         as of 9/29/95         9/29/95(1)       as of 9/29/95        9/29/95(2)
     ---------------------------        -------------         ----------       -------------        ---------

DM Associates Limited
   Partnership                                0                    0             1,858,743           66.79%
c/o Dairy Mart Convenience
  Stores, Inc.
One Vision Drive
Enfield, CT 06082

New DM Management
   Associates I                               0                    0             1,531,399(3)         55.0%
c/o Dairy Mart Convenience
  Stores, Inc.
One Vision Drive
Enfield, CT 06082

New DM Management
   Associates II                              0                    0               327,344(4)         11.8%
c/o Dairy Mart Convenience
  Stores, Inc.
One Vision Drive
Enfield, CT 06082

FCN Properties Corporation                    0                    0             1,220,000(5)         43.8%
c/o First Merchants Group
Devonshire Place, Suite 106
48 Holy Family Road
Holyoke, MA 01040

Charles Nirenberg                             500                  *             1,531,349(6)         55.0%
c/o First Merchants Group
Devonshire Place, Suite 106
48 Holy Family Road
Holyoke, MA 01040

Mitchell J. Kupperman                      65,361(7)              2.3%           1,524,863(8)         54.8%
c/o First Merchants Group
Devonshire Place, Suite 106
48 Holy Family Road
Holyoke, MA 01040

M. Howard Jacobson                            0                    0                  0                 0
46 Powder Hill Way
Westborough, MA 01581

                                                             Percent of                             Percent of
                                                              Class A                                Class B
                                         Shares of             Common           Shares of             Common
                                       Class A Common           Stock         Class B Common          Stock
                                        Stock Owned          Outstanding       Stock Owned         Outstanding
              Name and                  Beneficially            as of          Beneficially           as of
     Principal Business Address         as of 9/29/95         9/29/95(1)       as of 9/29/95        9/29/95(2)
     ---------------------------        -------------         ----------       -------------        ---------

Joseph F. Leonardo                            0                    0                 0                  0
Leonardo Management
   Corporation
445 Douglas Avenue
2005-22
Altamonte Springs, FL 32714

Thomas O'Brien                                0                    0                 0                  0
School of Management
University of Massachusetts
Amherst, MA 01003

Nirenberg Nominees and                      65,861               2.3%            1,877,597(9)         67.5%(9)
their associates as a
group (9 persons)


__________________

* Represents less than one percent (1%) of the issued and outstanding shares of Class A Common Stock.

(1) Based on 2,797,387 shares of Class A Common Stock issued and outstanding as of September 29, 1995.

(2) Based on 2,783,060 shares of Class B Common Stock issued and outstanding as of September 29, 1995.

(3) DM Management Associates I, a Connecticut general partnership ("DM I"), is a general partner of DM Associates Limited Partnership, a Connecticut limited partnership ("DM Associates"). Charles Nirenberg is the managing partner, and Mitchell J. Kupperman, Robert B. Stein, Jr. and Gregory G. Landry are partners, of DM I. Of the 1,858,743 shares of Class B Common Stock owned by DM Associates, DM I has the power to direct the voting and disposition of 1,531,399 of such shares. Messrs. Nirenberg, Kupperman, Stein and Landry share voting power with respect to such 1,531,399 shares in their capacities as partners of DM I. The partnership agreement of DM I provides that those partners of DM I holding more than 50% of the partnership interests held by all partners in DM I shall be able to control the exercise by DM I of its power to direct the voting of such 1,531,399 shares. Messrs. Nirenberg and Kupperman collectively own approximately 64% of the partnership interests in DM I and, therefore, are entitled to control the exercise by DM I of its power to direct the voting of such 1,531,399 shares.

(4) DM Management Associates II, a Connecticut general partnership ("DM II"), is a special general partner of DM Associates. Charles Nirenberg is the managing partner, and Mitchell J. Kupperman, Robert B. Stein, Jr., Gregory G. Landry and Frank Colaccino are partners, of DM II. Of the 1,858,743 shares of Class B Common Stock owned by DM Associates, DM II has the power to direct the voting and disposition of the remaining 327,344 of such shares. Messrs. Landry and Colaccino share voting power with respect to such 327,344 shares in their capacities as partners of DM II, and Mr. Landry has sole dispositive power over such 327,344 shares.

(5) FCN Properties Corporation, a Connecticut corporation ("FCN"), is a creditor of DM Associates and, as such, is the pledgee of 1,220,000 shares of Class B Common Stock owned by DM Associates. Mr. Nirenberg is the sole officer, director and stockholder of FCN.

(6) Includes: (i) 500 shares of Class B Common Stock which Mr. Nirenberg beneficially owns individually and has sole voting and dispositive power and
(ii) 1,530,849 shares of Class B Common Stock as to which Mr. Nirenberg shares voting power with Messrs. Stein, Landry and Kupperman, as general partners of DM I, and as to which Mr. Nirenberg has sole dispositive power as managing partner of DM I. Mr. Nirenberg, as an officer, director and the sole shareholder of FCN, also has shared voting and dispositive power, together with FCN, with respect to 1,220,000 of the 1,530,849 Shares listed in clause (ii) above, which 1,220,000 shares are subject to a pledge from DM Associates to FCN. Mr. Nirenberg disclaims beneficial ownership of the 1,530,849 shares referred to in clause
(ii) above, except to the extent of his pecuniary interest therein.

(7) Includes (i) 60,000 shares which are subject to currently exercisable options and 66 shares held by various members of Mr. Kupperman's family. Mr. Kupperman disclaims beneficial ownership of all of such 66 shares.

(8) Includes (i) 3,750 shares which are subject to currently exercisable options, (ii) 62 shares held jointly by Mr. Kupperman and his wife, (iii) 14,542 shares owned by Mr. Kupperman's wife and children, and (iv) 1,506,509 shares as to which Mr. Kupperman shares voting power with Messrs. Nirenberg, Stein and Landry, as general partners of DM I. Mr. Kupperman disclaims beneficial ownership of the 14,542 shares and the 1,506,509 shares referred to above in clauses (iii) and (iv), respectively, except to the extent of his pecuniary interest therein.

(9) Includes 352,234 shares of the 1,858,743 shares of owned by DM Associates, as to which 352,234 shares neither Mr. Nirenberg nor Mr. Kupperman has the power or authority to vote.


     The following table sets forth certain information with respect to shares of Class A Stock or Class B Common Stock purchased by any of the Nirenberg Nominees within the past two years:


     Name                 Purchased Number of Shares          Date of Transaction          Price
     ----                 --------------------------          -------------------          -----

Charles Nirenberg      500 shares of Class A Common Stock          10/19/94               $ 3.25
                       500 shares of Class B Common Stock          10/19/94               $ 3.50

Mitchell J. Kupperman  250 Shares of Class A Common Stock          10/14/93               $ 4.04
                       250 Shares of Class A Common Stock          01/24/94               $ 5.00
                       250 Shares of Class A Common Stock          04/13/94               $ 5.00
                       250 Shares of Class A Common Stock          07/12/94               $ 3.61
                       250 Shares of Class A Common Stock          10/12/94               $ 2.66
                       250 Shares of Class A Common Stock          01/18/95               $ 2.66
                       250 Shares of Class A Common Stock          04/26/95               $ 3.40
                       250 Shares of Class A Common Stock          07/25/95               $ 3.61

M. Howard Jacobson                     --                             --                     --
Joseph F. Leonardo                     --                             --                     --
Thomas O'Brien                         --                             --                     --

     None of the Nirenberg Nominees have sold any shares of Class A Common Stock or Class B Common Stock within the last two years.

                    COMPENSATION OF THE NIRENBERG NOMINEES

     Of the five Nirenberg Nominees, only Messrs. Kupperman and Nirenberg have served as officers or directors of the Company.

EXECUTIVE COMPENSATION

     The following table provides certain information for the Company's past three fiscal years regarding the cash and other compensation paid to, earned by, or awarded to Messrs. Kupperman and Nirenberg.

                                                                               LONG TERM
                                                                              COMPENSATION
                                                                              ------------
                                                                                 AWARDS
                                                                              ------------
                                                                               SECURITIES              ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR                                        UNDERLYING          COMPENSATION($)(1)
---------------------------        ----                                                            ------------------
                                                ANNUAL COMPENSATION            OPTIONS(#)
                                           -----------------------------       ----------
                                           SALARY($)             BONUS($)
                                           ---------             --------

Mitchell J. Kupperman              1995    $208,655               $25,000      67,500(2)                $ 14,213
 Executive Vice President-         1994    $205,000               $ 7,500       5,000                   $ 12,794
 Human Resources(3)                1993    $215,000               $     0           0                   $  6,899

Charles Nirenberg,                 1995    $500,000               $     0           0                   $      0
   Chairman of the Company (4)     1994    $500,000               $     0           0                   $      0
                                   1993    $500,000               $     0           0                   $    567

_______________
(1) Includes amounts contributed for the benefit of Messrs. Kupperman and Nirenberg to its qualified profit sharing plan and premiums paid by the Company for split-dollar and life insurance for the benefit of Messrs. Kupperman and Nirenberg during the applicable fiscal years. Company contributions to its qualified profit sharing plan for each of the 1995, 1994 and 1993 fiscal years, respectively, included $2,080, $661 and $531 for Mitchell J. Kupperman, and $0, $0 and $567 for Charles Nirenberg. Premiums paid on split-dollar and life insurance for each of the 1995, 1994 and 1993 fiscal years, respectively, included $12,133, $12,133 and $6,368 for Mitchell J. Kupperman.

(2) The options granted to Mr. Kupperman in fiscal 1995 were granted to replace existing options, except for options to purchase 10,000 shares which were additional options and not merely replacement options.

(3) Dr. Kupperman was placed on leave of absence on August 10, 1995, on account of action taken by Messrs. Nirenberg and Kupperman to elect Class B Directors by written consent without a meeting and certain litigation commenced by Messrs. Nirenberg and Kupperman against the Company and certain members of the current Board. See "BACKGROUND AND REASONS FOR THE SOLICITATION; CERTAIN LEGAL PROCEEDINGS."

(4) Mr. Nirenberg has an employment agreement with the Company pursuant to which Mr. Nirenberg is employed as Chairman of the Company for a five year term that began on February 1, 1992 and ends on January 31, 1997, unless terminated earlier. Under the employment agreement, Mr. Nirenberg receives an annual salary of $500,000, payable in installments according to the Company's normal compensation policy, plus customary fringe benefits. If Mr. Nirenberg dies during the term of the employment agreement, his designated beneficiary is entitled to receive his salary for the remainder of the term. The Company had purchased insurance insuring the life of Mr. Nirenberg and had designated itself as beneficiary. Mr. Nirenberg was removed from his position as Chairman of the Company on August 10, 1995, on account of action taken by Messrs. Nirenberg and Kupperman to elect Class B Directors by written consent without a meeting and certain litigation commenced by

     Messrs. Nirenberg and Kupperman against the Company and certain members of the current Board. See "BACKGROUND AND REASONS FOR THE SOLICITATION; CERTAIN LEGAL PROCEEDINGS." The Company is no longer paying Mr. Nirenberg's salary and has canceled the life insurance policy insuring the life of Mr. Nirenberg.


OPTION GRANTS IN LAST FISCAL YEAR

     The table below provides certain information regarding stock options granted during the Company's last fiscal year to the Messrs. Kupperman and
Nirenberg:

                                                      INDIVIDUAL GRANTS
                      ------------------------------------------------------------
                        NUMBER OF                                                      POTENTIAL RELIABLE VALUE AT
NAME                   SECURITIES       % OF TOTAL                                       ASSUMED ANNUAL RATES OF
----
                       UNDERLYING    OPTIONS GRANTED     EXERCISE                    STOCK PRICE APPRECIATION FOR
                         OPTIONS       TO EMPLOYEES        PRICE       EXPIRATION            OPTION TERM
                                                                                       --------------------------
                       GRANTED(#)(1)    IN FY 1995      (PER SH) (2)     DATE(1)       5%                     10%
                       ------------  ----------------   -----------    -----------     --                     ---

Mitchell J. Kupperman     26,250            3.9%          $ 2.75        10/31/99     $19,944                $44,071
                          30,000            4.5%            2.75        01/27/02     $35,037                $82,288
                          10,000            1.5%            2.75        09/11/00     $ 9,205                $20,850
                           5,000            0.7%            2.75        02/23/03     $ 6,903                $16,706
                          10,000            1.5%            2.88        11/01/04     $18,081                $45,820
                           6,250            0.9%            2.75        05/06/97     $ 2,315                $ 4,822

Charles Nirenberg                            --              --            --           --                     --

___________
(1) All options granted in the last fiscal year to Mr. Kupperman were granted to replace options previously granted (the "Repriced Options"), except for the options to purchase 10,000 shares at an exercise price of $2.88 per share which were additional options and not merely replacement options. The Repriced Options continued the vesting schedules contained in the options that were replaced. Each option (other than the Repriced Options) becomes fully exercisable over four years, with 25% of the shares subject to the option becoming exercisable on each anniversary of the option grant date. Except for the Repriced Options, all options expire ten years from the date of grant, unless sooner terminated by, for example, the failure to exercise an option, to the extent it is then exercisable, before three months after termination of employment, except for termination in the case of death, in which case, the option is exercisable within one year from the date of death by the optionee's executor, administrator or personal representative, to the extent it is then exercisable.

(2) All options were granted at an exercise price per share equal to the fair market value of the Common Stock on the date of grant, as quoted on the Nasdaq National Market.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The table on the next page sets forth information regarding stock options that were exercised, if any, during the past fiscal year, and unexercised stock options held as of January 28, 1995, by Messrs. Kupperman and Nirenberg:


                                                                 NUMBERS OF SECURITIES               VALUE OF UNEXERCISED
                           SHARES ACQUIRED                       UNDERLYING UNEXERCISED              IN-THE MONEY OPTIONS
                             ON EXERCISE      VALUE                OPTIONS AT FY-END(#)                    AT FY-END
                            OF OPTIONS(#)    REALIZED           EXERCISABLE/UNEXERCISABLE         EXERCISABLE/UNEXERCISABLE(1)
                            ------------     --------          ---------------------------        ----------------------------
  NAME
  ----
  Mitchell J. Kupperman          0              0                      70,000/21,250                       $58,300/$17,450
  Charles Nirenberg              0              0                           0/0                                  0/0

__________________

(1) Values are calculated for options "in the money" by subtracting the exercise price per share from the closing price per share of the applicable class of the Company's Class A and Class B Common Stock on January 28, 1995, which amounts were $3.63 and $3.63 per share, respectively. Mr. Kupperman has options to purchase shares of Common Stock at exercise prices greater than the fair market value of the applicable class of Common Stock as of January 28, 1995. Such options are not "in-the-money" and their value is, therefore, not disclosed above.


TEN-YEAR OPTION REPRICING

     The table below sets forth information regarding the repricing, at any time during the last ten fiscal years, of stock options held by Messrs. Kupperman and Nirenberg.




                                                           Market                                       Length Of
                                          Number Of       Price Of       Exercise                        Original
                                          Securities      Stock At       Price At                      Option Term
                                          Underlying       Time Of        Time Of                       Remaining
                                            Options     Repricing Or    Repricing Or      New           At Date Of
                                          Repriced Or     Amendment      Amendment      Exercise       Repricing Or
     Name                        Date     Amended (#)       ($)             ($)         Price ($)        Amendment
     ----                        ----     ----------      ---------      ---------      --------         ---------
Mitchell J. Kupperman,         10/20/94     26,250          $2.75          $6.20          $2.75       5 yrs, 11 days
 Executive Vice President-     10/20/94     30,000           2.75           7.25           2.75       7 yrs, 99 days
 Human Resources               10/20/94     10,000           2.75           4.60           2.75      5 yrs, 326 days
                               10/20/94      5,000           2.75           5.25           2.75      8 yrs, 126 days
                               10/20/94      6,250           2.75           6.60           2.75      2 yrs, 198 days

Charles Nirenberg,                --           --             --             --            --             --
 Chairman of the Company

SEVERANCE AGREEMENT WITH MITCHELL J. KUPPERMAN

     In September 1994, the Company entered into a severance agreement (the "Severance Agreement") with Mr. Kupperman. The Severance Agreement is for a term of two (2) years. Under the Severance Agreement, if Mr. Kupperman's employment is terminated for any reason, other than by the Company for cause or by the employee without good reason, or as a result of death or disability, then the employee will receive his salary and bonus through the date of termination. If Mr. Kupperman dies or is disabled, he will also receive any additional benefits that are provided under the Company's death and disability programs in effect at the time of death or disability. The amount of Mr. Kupperman's bonus will be the highest of the aggregate bonus payments earned by Mr. Kupperman for any of the last three twelve month periods prior to the date of termination.
The Severance Agreement also provides that after such termination Mr. Kupperman will also receive a severance payment equal to two (2) times the sum of his full base salary and annual bonus. If any payment in connection with the termination of Mr. Kupperman's employment under the Severance Agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of

1986, as amended (the "Code"), then the Company will pay Mr. Kupperman an additional payment equal to the amount of any excise tax assessed under Section 4999 of the Code and the amount of all income taxes and excise taxes assessed against Mr. Kupperman as a result of Mr. Kupperman's receipt of the additional payment.


DIRECTORS' COMPENSATION

     Directors that are also employees of the Company receive no compensation for their services as directors. Messrs. Nirenberg and Kupperman were executive officers of the Company throughout fiscal 1995 and, therefore, received no compensation for their services as directors during such fiscal year. It is anticipated that each of Messrs. Jacobson and O'Brien, upon his election as a director of the Company, will receive director's fees consistent with the Company's policies for compensation of outside directors. According to the Company's Proxy Statement, directors who are not officers of the Company will be entitled to receive during fiscal 1996 a fee of $12,000 plus $1,000 for each regular or special meeting of the Board attended. It is also anticipated that Messrs. Nirenberg, Kupperman and Leonardo will not receive any compensation for their services as directors of the Company during fiscal 1996 since they will be officers of the Company.


                  CERTAIN INFORMATION REGARDING DM ASSOCIATES


     DM Associates is the owner of record of 1,858,743 shares of Class B Common Stock of the Company, representing approximately 66.8% of the issued and outstanding shares of Class B Common Stock, and 60.7% of the total voting power of both classes of the Common Stock. The general partners of DM Associates are DM I and DM II, both of which are general partnerships. DM I and DM II are the beneficial owners of 1,531,399 and 327,344 shares, respectively, of the 1,858,743 shares of Class B Common Stock owned of record by DM Associates. The general partners of DM I are Robert B. Stein, Jr., Charles Nirenberg, Mitchell
J. Kupperman, and Gregory G. Landry. The general partners of DM II are the foregoing individuals and Frank Colaccino.

     In March 1992, DM Associates financed part of the purchase of its 1,858,743 shares of Class B Common Stock by obtaining a $7,100,000 loan (the "Loan") from the Connecticut Development Authority ("CDA"). The Loan is secured by DM Associates' collateral pledge of 1,220,000 shares of Class B Common Stock owned by DM Associates (the "Pledged Shares"), representing 43.8% of the issued and outstanding shares of Class B Common Stock and 39.8% of the total voting power of both classes of Common Stock.

     On September 30, 1994, FCN Properties Corporation ("FCN"), a corporation owned and controlled by Charles Nirenberg, purchased all of the CDA's right, title and interest in and to the Loan. FCN paid the CDA $3,600,000 in cash and gave the CDA a promissory note for $3,500,000 (the "FCN Note") for the Loan. In order to secure the FCN Note to the CDA, FCN granted a lien to the CDA on, among other things, FCN's rights to the Pledged Shares (the "FCN Lien").

     The Loan provides that a default under the Loan will result upon certain events occurring. If a default occurs under the Loan, FCN has the right to sell or otherwise dispose of the Pledged Shares. If a default occurs under the FCN Note or the FCN Lien while there is a default under the Loan, CDA has the right to sell or otherwise dispose of the Pledged Shares. In the event that either FCN or CDA sells or otherwise disposes of the Pledged Shares, such a sale or disposal could result in a change in control of the Company. Unless a default occurs under the Loan, DM Associates has the right to vote the Pledged Shares, subject to having received the required consents of FCN with respect to certain matters.

     The limited partnership agreement of DM Associates provides that if the term of the limited partnership is extended beyond September 12, 1997, any limited partner whose percentage interest in DM

Associates is greater than 30% may sell all or a portion of his or its interest, subject to DM Associates' right of first refusal to purchase such interest. If DM Associates and such limited partner do not agree on the terms of acquiring such limited partner's interest, and there is not a third party purchaser, such limited partner has the right to: (i) demand the dissolution of DM Associates and the distribution of its assets to its partners; or (ii) cause such assets to be sold. The limited partnership agreement also requires DM I and DM II to consult with a limited partner of DM Associates before voting any shares at a meeting of the Company's shareholders or exercising any consensual rights of such shares. If DM I and/or DM II votes or exercises consensual rights of such shares in a manner in which such limited partner does not agree, the limited partner may dissolve DM Associates. As DM Associates' principal asset is its 1,858,743 shares of Class B Common Stock, if such a dissolution or sale occurs, a change in control of the Company could result.

     In September 1994, the former general partner of DM Associates, DM Management Associates (the "Former General Partner") was dissolved. By virtue of its ownership of the 1,858,743 shares of Class B Common Stock, DM Associates effectively has the power to elect all of the Class B directors of the Company, who together represent a majority of the members of the Board of Directors. Prior to this action, the Former General Partner was itself a general partnership comprised of Messrs. Stein, Landry and Kupperman and Mr. Colaccino, the Company's former President and Chief Executive Officer and a member of the Board of Directors.

     In January 1995, DM Associates appointed DM I and DM II as new general partners and the limited partnership agreement of DM Associates was amended in certain respects.


                                 PROPOSAL TWO

                  ADOPTION OF THE 1995 OUTSIDE DIRECTORS PLAN

     Charles Nirenberg anticipates that at the Annual Meeting the stockholders will be asked to adopt the 1995 Outside Directors Plan. All of the information concerning the 1995 Outside Directors Plan and all other information set forth under the caption "Item 2 -- ADOPTION OF THE DAIRY MART CONVENIENCE STORES, INC. 1995 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS" in the Company's Proxy Statement relating to the Annual Meeting is hereby incorporated by reference.

     Charles Nirenberg recommends that you vote FOR the adoption of the 1995 Outside Directors Plan. Adoption of the 1995 Outside Directors Plan will require the affirmative vote of a majority of the combined voting power of the shares of Class A Common Stock and Class B Common Stock represented in person or by proxy at the Annual Meeting.

     The accompanying BLUE proxy card will be voted at the Annual Meeting in accordance with your instructions on such card. You may vote FOR, AGAINST OR ABSTAIN from the adoption of the 1995 Outside Directors Plan. IF NO MARKING IS MADE AND YOU HAVE SIGNED AND DATED THE PROXY CARD, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE THE SHARES REPRESENTED BY THE BLUE PROXY CARD FOR THE ADOPTION OF THE 1995 OUTSIDE DIRECTORS PLAN.


                                PROPOSAL THREE

                        ADOPTION OF THE 1995 AWARD PLAN

     Charles Nirenberg anticipates that at the Annual Meeting the stockholders will be asked to adopt the 1995 Award Plan. All of the information concerning the 1995 Outside Directors Plan and all other information set forth under the caption "Item 3 -- ADOPTION OF THE DAIRY MART CONVENIENCE

STORES, INC. 1995 STOCK OPTION AND INCENTIVE AWARD PLAN" in the Company's Proxy Statement relating to the Annual Meeting is hereby incorporated by reference.

     Since the time when the Company divided its Common Stock into two classes, Class A Common Stock and Class B Common Stock, the Company has not adopted any kind of equity compensation plan providing for the issuance of shares of Class B Common Stock to employees, officers, directors or consultants of the Company. All equity compensation plans adopted by the Company since such time have provided only for the issuance of shares of Class A Common Stock. For these reasons, as well as the fact that the Board had never contemplated or discussed any proposal to adopt the 1995 Award Plan until after Mr. Nirenberg formally announced his intention to effect changes in the composition of the Board in May 1995, Mr. Nirenberg believes that management's principal purpose in adopting the 1995 Award Plan, in its proposed form, is to dilute Mr. Nirenberg and other Class B Stockholders by issuing to employees and officers of the Company shares of Class B Common Stock, or options exercisable therefor, under the 1995 Award Plan.

     Charles Nirenberg recommends that you vote AGAINST the adoption of the 1995 Award Plan. Adoption of the 1995 Award Plan will require the affirmative vote of a majority of the combined voting power of the shares of Class A Common Stock and Class B Common Stock represented in person or by proxy at the Annual Meeting.

     The accompanying BLUE proxy card will be voted at the Annual Meeting in accordance with your instructions on such card. You may vote FOR, AGAINST OR ABSTAIN from the adoption of the 1995 Award Plan. IF NO MARKING IS MADE AND YOU HAVE SIGNED AND DATED THE PROXY CARD, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE THE SHARES REPRESENTED BY THE BLUE PROXY CARD AGAINST THE ADOPTION OF THE 1995 AWARD PLAN.


                                 PROPOSAL FOUR

                  RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

     Charles Nirenberg anticipates that at the Annual Meeting the stockholders will again be asked to ratify the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending on February 3, 1996. Charles Nirenberg recommends that you vote FOR the ratification of such appointment. Ratification of such appointment of Arthur Andersen LLP will require the affirmative vote of a majority of the combined voting power of the shares of Class A Common Stock and Class B Common Stock represented in person or by proxy at the Annual Meeting.

     The accompanying BLUE proxy card will be voted at the Annual Meeting in accordance with your instructions on such card. You may vote FOR, AGAINST OR ABSTAIN from the ratification of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending on February 3, 1996. IF NO MARKING IS MADE AND YOU HAVE SIGNED AND DATED THE PROXY CARD, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE THE SHARES REPRESENTED BY THE BLUE PROXY CARD FOR THE RATIFICATION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING ON FEBRUARY 3, 1996.

             OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     Except as set forth above, Charles Nirenberg is not aware of any proposals to be brought before the Annual Meeting. Should other proposals be brought before the Annual Meeting, Charles Nirenberg intends to vote on such matters at his discretion.

                            SOLICITATION OF PROXIES

     Proxies may be solicited by mail, advertisement, telephone, telecopier and/or in person. Solicitations may be made by Charles Nirenberg, any of the Nirenberg Nominees and/or any agent of Charles Nirenberg, none of whom will receive additional consideration for such solicitations. Charles Nirenberg has requested banks, brokerage firms and other custodians, nominees and fiduciaries to forward all of its solicitation materials to the beneficial owners of the Shares they hold of record. Charles Nirenberg will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to their customers.

     Charles Nirenberg has retained Georgeson for solicitation and advisory services in connection with this solicitation of proxies, for which Georgeson is to receive a fee of $25,000, together with reimbursement for its reasonable out-of-pocket expenses. Charles Nirenberg has also agreed to indemnify Georgeson against certain liabilities and expenses, including liabilities and expenses under the federal securities laws. Georgeson will solicit proxies for the Annual Meeting from individuals, brokers, banks, bank nominees and other institutional stockholders. It is anticipated that Georgeson will employ approximately 15 persons to solicit votes from the Company's stockholders for the Annual Meeting.

     The entire expense of soliciting proxies for the Annual Meeting is being borne by Charles Nirenberg. If the Nirenberg Nominees are elected, Mr. Nirenberg intends to seek reimbursement for such expenses from the Company. Costs incidental to this solicitation of proxies include expenses for printing, postage, legal, public relations, soliciting and related expenses and are expected to be approximately $100,000. Total costs incurred to date in furtherance of or in connection with this solicitation of proxies are approximately $75,000.

     If Charles Nirenberg should withdraw or materially amend the terms of this solicitation of proxies prior to the Annual Meeting, Charles Nirenberg will disseminate such information regarding such changes to the Company's stockholders and, in appropriate circumstances, will provide stockholders with a reasonable opportunity to revoke their proxies prior to the Annual Meeting.


    BACKGROUND AND REASONS FOR THE SOLICITATION; CERTAIN LEGAL PROCEEDINGS


     Mr. Nirenberg has been dissatisfied with the financial performance of the Company for some time. Concerned about the Company's financial performance and about protecting the value of his large economic interest in the Company, Mr. Nirenberg, who is a director of the Company and, through certain partnership interests, is the majority stockholder of the Company, sought an active role in making decisions about the conduct of the Company's business. However, the current Board and senior management in effect denied, and to date continue to deny, Mr. Nirenberg the ability to play a significant and active role in making decisions about the conduct of the Company's business. Moreover, the current Board and senior management have not implemented any of the suggestions and proposals made by Mr. Nirenberg at various times in the past for purposes of improving the financial performance of the Company. See "THE NIRENBERG NOMINEES SUPPORT THE RESTRUCTURING OF THE COMPANY'S MANAGEMENT."

     Strongly believing that broad management policies could easily be implemented to improve the performance of the Company, and therefore the return to stockholders, Mr. Nirenberg began to take steps to make management accountable to the wishes and concerns of the Company's stockholders. Because the current Board was and continues to be aligned with senior management, Mr. Nirenberg decided that changes needed to be made to the Board to make it more independent from senior management. Accordingly, in May 1995, Mr. Nirenberg submitted a proposal to the nominations committee established by the Board (the "Nominations Committee") (i) seeking to increase the size of the Board from eight to nine directors and (ii) nominating all of the current members of the Board, other than John Everets, Jr., for reelection to the Board at the Company's 1995 Annual Meeting of Stockholders, together with three additional individuals nominated by Mr. Nirenberg. Of such three additional individuals, Mr. Nirenberg intended that two would be nominees for election as Class B directors and one would be a nominee for election as an additional Class A director. Of the two additional nominees for election as Class B directors, one would fill the existing vacancy in the Board and the other would stand for election in lieu of Mr. John Everets.

     Mr. Nirenberg believed that, if his proposal were implemented in the form proposed, he would have enough support in the newly-constituted Board to win the appointment as the Company's Chief Executive Officer, which, in turn, would enable him to make the necessary changes in senior management and to implement the policies required to improve the performance of the Company. Senior management responded by postponing the date of the 1995 Annual Meeting of Stockholders from August 7, 1995 to October 31, 1995, by implementing very generous employment agreements with substantial "golden parachutes", amending the Company's bylaws to remove the ability of Mr. Nirenberg to call a special meeting of stockholders and by taking other actions for purposes of entrenching themselves, including (i) causing the amendment by the Company of its credit agreement with Society National Bank and Fleet National Bank N.A. to be amended to provide for an event of default thereunder if Messrs. Stein and Landry were removed (or resigned) from senior management and (ii) the adoption by the Board of the 1995 Award Plan, which would provide to the Board and senior management a mechanism to dilute Mr. Nirenberg's equity position in the Company. See "PROPOSAL THREE - ADOPTION OF THE 1995 AWARD PLAN." Having been deprived of the opportunity to make changes in the composition of the Board on August 7, 1995, the date originally fixed by the Board for the 1995 Annual Meeting of Stockholders, Mr. Nirenberg decided to take action prior to the 1995 Annual Meeting of Stockholders.

     On August 8, 1995, Mr. Nirenberg, as the Managing Partner of DM I, a General Partner of DM Associates, and Mitchell J. Kupperman, a Partner of DM I, caused DM I to execute and deliver, for and on behalf of DM Associates, a written consent (the "August Consent") with respect to certain of the shares of Class B Common Stock of the Company owned by DM Associates, representing at least a majority of the issued and outstanding shares of Class B Common Stock of the Company, for purposes of electing to the Board, as Class B Directors, (i) the incumbent Class B directors other than John Everets, Jr. and Robert B. Stein, Jr. and (ii) Thomas O'Brien and M. Howard Jacobson as successors to Messrs. Everets and Stein. The August Consent was delivered to the Company on August 8, 1995 and provided, by its own terms, that the changes in the composition of the Board described above were to become effective immediately upon delivery of the August Consent.

     Also on August 8, 1995, Messrs. Nirenberg and Kupperman filed a complaint with the Delaware Chancery Court against Robert B. Stein, Jr., John W. Everets, Jr., Gregory G. Landry, Frank W. Barrett, Theodore W. Leed (collectively, the "Director Defendants") and the Company, as a nominal defendant, seeking a declaration pursuant to Section 225 of the Delaware General Corporation Law that, as a result of the delivery of the August Consent, Messrs. Nirenberg, Kupperman, Landry, O'Brien and Jacobson were duly elected as the Class B Directors of the Company. The complaint, in the alternative, requested relief pursuant to Section 211 of the Delaware General Corporation Law in the form of an order accelerating and fixing the date of the Annual Meeting, as well as fixing the record date in connection therewith.

     In response to the delivery of the August Consent by Messrs. Nirenberg and Kupperman and the filing of the complaint with the Delaware Chancery Court by Messrs. Nirenberg and Kupperman, an emergency meeting of the Board was called by management for August 10, 1995. At the August 10, 1995 meeting of the Board, the Board voted to remove Mr. Nirenberg as Chairman of the Board and Chairman of the Company and to place Mr. Kupperman on leave of absence from his position of Executive Vice President - Human Resources. At the meeting, the Board also voted to create and fund a "rabbi trust" for purposes of securing the payment to Messrs. Stein and Landry of amounts due under their "golden parachutes".

     On August 14, 1995, the Delaware Chancery Court entered an Order for Preservation of Status Quo. The Order provided among other things that the individuals serving as Directors of the Company as of August 7, 1995 shall remain in control of the affairs of the Company until the litigation is finally resolved. The Order also provided that the Defendant Directors and the Company shall not take, or cause or permit the

Company to take, specified actions without prior notice to, and approval of, the Court, including the issuance of voting securities or the funding of a trust, the creation of which was authorized by action taken by resolution of the Board on August 10, 1995.

     The parties stipulated, and the Court ordered, on September 5, 1995, that the Defendant Directors and the Company would not change, nor seek to change, the record date for the Annual Meeting, September 29, 1995 (the "Record Date"), or the date fixed for the Annual Meeting, October 31, 1995. The parties also agreed to stay the Section 211 claim.

     On September 13, 1995, a hearing was held in the Delaware Chancery Court on the claim of Messrs. Nirenberg and Kupperman that the August Consent was effective to elect Messrs. Nirenberg, Kupperman, Landry, O'Brien and Jacobson as the Class B Directors of the Company. On that date, the Delaware Chancery Court ruled that the August Consent was ineffective to effect such election. The Court ruled that prior to the holding of the Annual Meeting, Messrs. Nirenberg and Kupperman could not elect Class B directors without removing from office incumbent Class B directors. The Court stated, in substance, that since the Company's Certificate of Incorporation requires a vote of 2/3 of the issued and outstanding Class B Common Stock of the Company for removal of Class B Directors and the August Consent was not delivered on behalf of the holders of 2/3 of the issued and outstanding Class B Common Stock of the Company, the August Consent was not effective to elect Messrs. Nirenberg, Kupperman, Landry, O'Brien and Jacobson as Class B Directors. Messrs. Nirenberg and Kupperman do not agree with the ruling of the Delaware Chancery Court. The order is not a final order of the Court because of the pendency of the Section 211 claim, and no appeal has been taken.

     On September 16, 1995, the Delaware Chancery Court entered an Order which provided, among other things, that the Status Quo Order, referenced above, was vacated; that Plaintiffs' motion to lift the stay proceedings with respect to their Section 211 claim was denied, without prejudice; requiring that the Director Defendants and the Company notify the Plaintiffs and the Court two business days in advance of certain actions, including issuing voting securities or funding a trust, the creation of which was authorized by action of the Board of Directors adopted on August 10, 1995; and until September 29, 1995 or further order of the Court, binding the Company not to effect any transaction which would have the effect of changing the relative voting power of the Company's stockholders in a manner which would adversely affect Plaintiffs' relative voting powers.

     On September 29, 1995, Messrs. Nirenberg and Kupperman caused DM I to execute and deliver, for and on behalf of DM Associates, a second written consent (the "September Consent") with respect to certain of the shares of Class B Common Stock of the Company owned by DM Associates, representing at least a majority of the issued and outstanding shares of Class B Common Stock of the Company, for purposes of electing to the Board, as Class B directors, (i) the incumbent Class B directors other than John Everets, Jr., Robert Stein, Jr. and Gregory Landry and (ii) Thomas O'Brien, M. Howard Jacobson and Joseph Leonardo as successors to Messrs. Everets, Stein and Landry. If the September Consent is effective, the composition of the Board has been altered by the September Consent so as to consist of Messrs. Theodore Leed and Frank Barrett, as Class A directors, and the Nirenberg Nominees, as Class B directors.

     The rationale of the September 13, 1995 order of the Court, if applied to the September Consent, would mean that the September Consent was ineffective. The September Consent was delivered because the Director Defendants had argued, in response to the delivery of the August Consent, that all directors must be elected by holders of record on a common record date. Since September 29, 1995 is the record date both for elections to be held at the Annual Meeting on October 31, 1995 and for the election of the Class B Directors by the September Consent, the delivery of the September Consent obviates one of the objections raised by the Director Defendants to the August Consent. The September Consent does not obviate other objections raised by the Director Defendants to the August Consent. Messrs. Nirenberg and Kupperman anticipate that the Director Defendants will not recognize the effectiveness of the September Consent unless required to do so. They further anticipate that the Delaware Chancery Court, if asked to rule, would conclude that the September Consent was ineffective to elect the Nirenberg Nominees as Class B Directors for the same reason that it found the August Consent to be ineffective. Messrs. Nirenberg and Kupperman expect that to obtain a ruling that either the August Consent or the September Consent was effective, they will need to seek a ruling of the Delaware Supreme Court.

     Since there can be no assurance as to the outcome of an appeal to the Delaware Superior Court, Mr. Nirenberg intends to seek to elect the Nirenberg Nominees as Class B Directors at the Annual Meeting. On September 30, 1995, Mr. Nirenberg submitted to Theodore Leed, as Chairman of the Nominations Committee, notice that he intends to nominate the Nirenberg Nominees for election as Class B Directors at the Annual Meeting.

     Messrs. Nirenberg and Kupperman, in their capacity as partners of DM I, intend to cause DM I to direct the vote by DM Associates of at least 1,506,509 of the 1,858,743 shares held of record by DM Associates on the Record Date, for purposes of causing the election of the Nirenberg Nominees as the Class B Directors of the Company at the Annual Meeting. Since on the Record Date there were 2,783,060 shares of Class B Common Stock issued and outstanding, the 1,506,509 shares of Class B Common Stock which Messrs. Nirenberg and Kupperman intend to cause DM Associates to vote in favor of the election of the Nirenberg Nominees constitute approximately 54.13% of the total number of shares of Class B Common Stock entitled to vote at the Annual Meeting.

     Although Messrs. Nirenberg and Kupperman expect that they will be able to direct sufficient voting power on behalf of DM Associates to elect the Nirenberg Nominees at the Annual Meeting, Mr. Nirenberg nevertheless is soliciting proxies from other Class B stockholders. Proxies solicited by Mr. Nirenberg will be voted in favor of the election of the Nirenberg Nominees as Class B Directors.

     All of the Nirenberg Nominees are committed to the restructuring of the Company's Management, including the replacement of the Company's Chief Executive Officer. If elected, the Nirenberg Nominees will, subject in all respects to their fiduciary duties, seek to cause the Board to restructure the management of the Company by, among other things, terminating the employment of the Company's Chief Executive Officer and electing as his successor Charles Nirenberg, and reviewing other senior management positions and taking such action as may be appropriate. Mr. Nirenberg anticipates that, in his capacity as the newly-appointed Chief Executive Officer of the Company, he would recommend to the newly-elected Board that Joseph Leonardo be appointed as President of the Company, and that, in such position, Mr. Leonardo would be in charge of the management of the day-to-day affairs of the Company.


                        CERTAIN ADDITIONAL INFORMATION

     The proxy statement to be distributed by the Company on behalf of the Board is expected to contain additional information with respect to the Record Date, the number of Shares outstanding at the close of business on the Record Date, the voting and revocation of proxies, the Company's nominees for the election of directors, other proposals, the vote required to approve such election and proposals, the beneficial owners of 5% or more of the Shares, the Share ownership of the Company's officers and directors, filings made pursuant to
Section 16 of the Securities and Exchange Act of 1934, as amended, the date by which stockholder proposals intended to be submitted at the Company's next annual meeting of stockholders must be received by the Company for inclusion in its proxy statement for such meeting, as well as information relating to other matters. Such information, which Charles Nirenberg has not independently verified, is incorporated by reference in this Proxy Statement upon reliance on the Company, except to the extent that such information contradicts information contained in this Proxy Statement or is otherwise adverse to Charles Nirenberg. Charles Nirenberg assumes no responsibility for the accuracy or completeness of any information contained herein which is based on, or incorporated by reference to, the Company's Proxy Statement or the Company's public filings.

October 24, 1995

                                   IMPORTANT

     Your proxy is important. No matter how many shares you own, please give Charles Nirenberg your proxy FOR the election of the Nirenberg Nominees, FOR the adoption of the 1995 Outside Directors Plan, AGAINST the adoption of the 1995 Award Plan and FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ended February 3, 1996 by:

          SIGNING the enclosed BLUE proxy card

          DATING the enclosed BLUE proxy card and

          MAILING the enclosed BLUE proxy card TODAY in the enclosed envelope provided (no postage required if mailed in the United States).

     If you have already submitted a proxy to the Company for the Annual Meeting, you may change your vote to a vote FOR the election of the Nirenberg Nominees by signing, dating and returning the enclosed BLUE proxy card for the Annual Meeting, which must be dated after any proxy you may have submitted to the Company. Only your latest dated proxy for the Annual Meeting will be voted at such meeting.

     If you have any questions or require any additional information concerning this Proxy Statement or the proposal by Charles Nirenberg to elect the Nirenberg Nominees, please contact Georgeson & Company, Inc. at the address set forth below. IF ANY OF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION, ONLY IT CAN VOTE SUCH SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THAT PERSON TO EXECUTE THE BLUE PROXY CARD.


                           GEORGESON & COMPANY, INC.
                               WALL STREET PLAZA
                                88 PINE STREET
                           NEW YORK, NEW YORK 10005
                                1-800-223-2064

                      DAIRY MART CONVENIENCE STORES, INC.
                      1995 ANNUAL MEETING OF STOCKHOLDERS

                 THIS PROXY IS SOLICITED BY CHARLES NIRENBERG

     The undersigned stockholder of Dairy Mart Convenience Stores, Inc. hereby appoints Charles Nirenberg, with full power of substitution, for and in the name of the undersigned, to represent and to vote, as designated below, all shares of Class B Common Stock, par value $.01 per share, of Dairy Mart Convenience Stores, Inc. that the undersigned is entitled to vote if personally present at the 1995 Annual Meeting of Stockholders of Dairy Mart Convenience Stores, Inc., and at any adjournment thereof. The undersigned hereby revokes any previous proxies with respect to the matters covered by this Proxy.

     CHARLES NIRENBERG RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 4 AND AGAINST PROPOSAL 3.

(Please mark each proposal with an "X" in the appropriate box.)

1.   ELECTION OF CLASS B DIRECTORS

     Election of M. Howard Jacobson, Thomas O'Brien, Joseph F. Leonardo, Mitchell J. Kupperman and Charles Nirenberg as Class B Directors.

     [__]  FOR all nominees     {__}  WITHHOLD AUTHORITY
           except as marked           for all nominees
           below

[INSTRUCTION: To withhold authority to vote for one or more nominees, mark FOR above and print the name(s) of the person(s) with respect to whom you wish to withhold authority to vote in the space provided below.]

     ____________________________________________________________________

2. ADOPTION OF THE DAIRY MART CONVENIENCE STORES, INC. 1995 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS.

     [__]  FOR                  [__]  AGAINST        [__]  ABSTAIN

3. ADOPTION OF THE DAIRY MART CONVENIENCE STORES, INC. 1995 STOCK OPTION AND INCENTIVE AWARD PLAN.

     [__]  FOR                  [__]  AGAINST        [__]  ABSTAIN

4.   APPOINTMENT OF ARTHUR ANDERSEN & CO. AS 1996 INDEPENDENT AUDITORS.

     [__]  FOR                  [__]  AGAINST        [__]  ABSTAIN

5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF, IF SUCH OTHER BUSINESS ADVERSELY AFFECTS CHARLES NIRENBERG.

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                       IN THE ENCLOSED ENVELOPE PROVIDED


                           (CONTINUED ON OTHER SIDE)

                          (CONTINUED FROM OTHER SIDE)

     This Proxy, when properly executed, will be voted in the manner marked herein by the undersigned stockholder. IF NO MARKING IS MADE, THIS PROXY WILL BE DEEMED TO BE A DIRECTION TO VOTE FOR PROPOSAL 1, FOR PROPOSAL 2, AGAINST PROPOSAL 3 AND FOR PROPOSAL 4.

                                    Please date and sign this
                                    Proxy exactly as your name
                                    appears hereon.



                                    ______________________________
                                           (Signature)



                                    ______________________________
                                     (Signature, if held jointly)


                                    ______________________________
                                           (Title)


                                    Dated: _______________________

To vote in accordance with          When shares are held by joint
Charles Nirenberg's                 tenants, both should sign.
recommendation, just sign and       When signing as attorney-in-
date this Proxy; no boxes           fact, executor, administrator,
need to be checked.                 trustee, guardian, corporate
                                    officer or partner, please give full
                                    title as such.  If a corporation,
                                    please sign in corporate name by
                                    President or other authorized
                                    officer.  If a partnership, please
                                    sign in partnership name by
                                    authorized person.